3rd AMENDMENT TO PARTICIPATION AGREEMENT

Pruco Life Insurance Company of New Jersey, Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V and Fidelity Distributors Company LLC hereby amend the Participation Agreement (“Agreement”) dated May 30, 2013, as amended, by doing the following:

1.	Schedule A. Schedule A of the Agreement is hereby amended to add the listed Separate Account, Contract and Portfolios.

2.	Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of June, 2020.

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:    /s/Timothy Cronin
Name:    ___Timothy Cronin__________________
Title:    ____Vice President__________________
Date:______6/9/2020____________________

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V

By: ___/s/Colm Hogan_    ________________________
Name:____Colm Hogan____________________________
Title: Authorized Signatory
Date:______6/3/2020_____________________________

FIDELITY DISTRIBUTORS COMPANY LLC

By:    /s/Robert Bachman
Name: __Robert Bachman_____________________
Title: ___EVP______________________
Date: ____6/3/2020_____________________

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS AND PORTFOLIOS

Name of Separate Account and
Date Established by Board of Directors

Pruco Life of New Jersey Flexible Premium Variable Annuity Account (May 20, 1996)

Name of Contract Funded by
Separate Account and Form Number

Individual Deferred Variable Annuity Contract (P-OB/IND (5/14)-NY)
Individual Deferred Variable Annuity Contract (P-OC/IND (5/14)-NY)

Portfolios

Name	Cusip
Fidelity® Variable Insurance Products Balanced Portfolio – Service Class 2	922176607
Fidelity® Variable Insurance Products Contrafund® Portfolio – Service Class 2	922175849
Fidelity® Variable Insurance Products Growth Opportunities Portfolio – Service Class 2	922176888
Fidelity® Variable Insurance Products Health Care Portfolio – Service Class 2	922177241